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                                                                    EXHIBIT 10.2

                    MANAGEMENT OF SINO-FOREIGN JOINT VENTURE

                              [CHINESE CHARACTERS]

                        UNIVERSAL SENSOR APPLICATION INC.

                                  CONSTITUTIONS

                                 APRIL 12, 2005

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                                TABLE OF CONTENTS

Chapter 1    General                                                                      3
Chapter 2    Objective of Joint Venture and Operation Scope                               4
Chapter 3    Total Registered Capital, Investment Ratio, and Method of Investment         4
Chapter 4    Allocation of Profit and Losses                                              5
Chapter 5    Board of Directors                                                           5
Chapter 6    Management Structure
Chapter 7    Finance and Foreign Exchange Management
Chapter 8    Dissolution and Liquidation
Chapter 9    Others
             Name list of Directors

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                       MANAGEMENT OF FOREIGN JOINT VENTURE

                              [CHINESE CHARACTERS]

                        UNIVERSAL SENSOR APPLICATION INC.

                                  CONSTITUTIONS

CHAPTER 1 GENERAL

Article 1.1 In accordance with the stipulations of The Law of the People's Republic of China (PRC) Joint Ventures Using Chinese and Foreign Investment and other related laws and rules

   [CHINESE CHARACTERS] (hereinafter "Party A")
   SENSOR SYSTEM SOLUTIONS, INC. (hereinafter "Party B")
   Hong Kong GREAT GENESIS HOLDINGS LIMITED (hereinafter "Party C")

Three parties signed the contract of a Sino-foreign Joint Venture, UNIVERSAL SENSOR APPLICATION INC., in Wuhan City Hubei Province on the 12th of April 2005.

Article 1.2 Parties of Joint Venture
Party A: [CHINESE CHARACTERS] (hereinafter "HX")
Registration: Shanghai Business Administrative Management Bureau
Address: 14 Luo Mountain Road, Suite 260, Lane1700, Pudong newly developed area, Shanghai
Tel: 021-58547577                              Fax: 021-58547577
Legal Representative: Hanlin Chen
Position: Chairman of board                    Nationality: PRC

Party B: SENSOR SYSTEM SOLUTIONS, INC. (hereinafter "3S")
Registration: CA, U.S.A.
Address: 45 Parker, Suite A, Irvine, CA 92618, USA
Tel: 001-949-855-6688                          Fax: 001-949-855-6685
Legal Representative: Michael Young
Position: CEO                                  Nationality: U.S.A.

Party C: Hong Kong Great Genesis Holding Ltd. (hereinafter "GENESIS")
Registration: Hong Kong
Address: Central, HK
Tel: 00852-25267572                            Fax: 00852-25267572
Legal Representative: Hanlin Chen
Position: Chairman of board                    Nationality: PRC

Article 1.3 All parties agree to establish [CHINESE CHARACTERS](hereinafter

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"the Company"), English name "UNIVERSAL SENSOR APPLICATION INC.". The join venture's legal address is: No. 1 Guanshan 1st Road, Henglong Building, Wuhan, Hubei Province, PRC. The company is a joint venture company, which is registered in China as a limited liability company. All of activities of the company must comply with the laws and related stipulations of People's Republic of China, and its legitimate management rights is protected by People's Republic of China.

Article 1.4 The Joint Venture Company registered in Hubei Business Administrative Management Bureau.

CHAPTER 2 OBJECTIVE OF JOINT VENTURE AND OPERATION SCOPE

Article 2.1 Business objective of the company: To achieve satisfactory financial returns through funding cooperation and technology transfer, and to introduce products that are competitive worldwide in terms of quality and price through advanced technology and scientific management.

Article 2.2 Operation scope of the company: Development, production and sale of sensor and related electronic products. The Company is targeted to produce 4 million sensors annually with an annual sale of RMB300 millions.

Article 2.3 The term of this Joint Venture is 15 years from the date when the business license is received.

CHAPTER 3  TOTAL REGISTERED CAPITAL, INVESTMENT RATIO, AND METHOD OF
INVESTMENT

Article 3.1 The Company's total investment is USD 14 millions; registered capital is USD 10 millions. All parties agree to follow amount and ratio of investment:

      Part A -- HX will invest USD 1 millions (10% of the registered capital)

      Part B -- 3S will invest USD 3 millions (30% of the registered capital)

      Part C -- GENESIS will invest USD 6 millions (60% of the registered capital)

Article 3.2 Method of Investment

      Part A -- HX will invest in cash, land and building valued USD 1 millions

      Part B -- 3S will invest with intangible assets (refer to "Technology Transfer Contract").

      Part C -- GENESIS will invest in cash, land and building valued USD 6 millions

Article 3.3 All parties must invest as the stipulations of article 5.1 and 5.4 in contract. All pay-in investment has to be verified by an accountant allowed to practice in China. The Company will issue proof of investment based on this account's report.

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Article 3.4 The Company cannot reduce its registered capital during the term of the joint venture.

Article 3.5 Other current parties of the joint venture will have preemption to purchase the ownership of one party if the party is considering selling all or part of its ownership.

Article 3.6 None of the parties can sell its ownership to any other third party at terms better than the terms offered to the current other parties of the joint venture.

Any transfer is invalid if this requirement is not followed.

CHAPTER 4 ALLOCATION OF PROFIT AND LOSSES

Article 4.1 The operating income, after paying the income tax, deducting all costs and expenses, the enterprise development fund, the employee benefit and the premium fund from the joint capital enterprise year's end profit, the remaining profit will be distributed according to the investment proportion of each party. If USAI suffers a loss, it will be shared and deducted according to the investment proportion from the existing investment of each party.

Article 4.2 The joint venture will allot profit per year. The allotment plan and the eligible amount of each party will be released in three months since the closing date.

Article 4.3 The joint venture is not allowed to allot profit if the loss of previous fiscal year has not been fully offset. The non-allotted profit of the previous fiscal year could be carried forward to the current year.

CHAPTER 5 BOARD OF DIRECTORS

Article 5.1 The date that business license of USAI get approved is also the date that the board is established.

Article 5.2 The board will be formed by 3 directors. HX, 3S and GENESIS each can delegate one director. The chairman of the board will be assigned by GENESIS. The number of directors can be increased or decreased by the approval of board of directors.

Article 5.3 The tenure for the chairman of board is 2 years and can be re-delegated.

Article 5.4 The board is the highest authority organization of USAI. It decides all of significant matters of USAI.

Following events must get unanimous agreement by the directors who presents in the board meeting:

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      (1)   Revise bylaws of USAI;

      (2)   Dissolve USAI;

      (3)   Adjust USAI registration capital;

      (4)   Any party transfers its USAI share to others;

      (5)   Any party pawns its USAI share to the loaners.

      (6)   Merger or separation of USAI;

      (7)   Mortgage property of USAI;

      .............etc.

Article 5.5 Chairman of the board is USAI's legal representative. When chairman of the board cannot perform his/her responsibility, he/she should authorize the other person to act on his/her behalf.

Article 5.6 The meeting of board of directors will be held once a year at least (annual meeting) in USAI office or other places in which the board of directors assign, and is also convened and chaired by the chairman of the board. The chairman should call an emergency board meeting upon request from at least one director.

The meeting time, place, and agenda are supposed to be included in the notice of board meeting. In the meantime, the notice in written form should be delivered to all of directors 10 days before the board meeting held.

The minutes of meeting should be kept in file and saved.

Article 5.7 The annual board meeting and the temporary board meeting should be hold with of the 2 (2/3 of all directors) or above directors attending the meeting Every director owns a vote.

Article 5.8 All parties are obligated to make sure that their delegated directors will attend the annual and the temporary board meetings. Directors who cannot attend the board meeting should provide a proof of appointment to authorize another person to represent him/her.

Article 5.9 If the board can't reach a decision on significant issues or events within 3 days of the board meeting due to a director(s) of any party who can not attend the board meeting and does not authorize another person to represent him, the other parties can send a written notice to the absent parties' address listed in this contract, and urge him (them) to attend the board meeting within the time limit.

Article 5.10 The above notice is supposed to be delivered by registered mail at least 60 days before the date when the meeting will be held. And the notice will demand the receiving party to reply in writing within 45 days upon receiving. If the person doesn't reply within this time limit, this party will be deemed to forfeit its right. The person who is authorized by notified party can hold a special board meeting. This special board meeting can pass major resolutions with unanimous decisions from attending directors or their delegates even if the attendance is under the legal requirement.

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Article 5.11 Any director who doesn't hold a management position in USAI won't get salary from USAI. All of expense about holding the board meeting will be paid by USAI.

Chapter 6 Management Structure

Article 6.1 USAI is operated under General Manager system with the lead from board of directors. Under this system, there is a general manager, with two-year term, who will be appointed by the Board of Directors.

Article 6.2 General manager represents neither of these parties. General manager's responsibility is to carry out the board of directors' resolution with direct responsibility for the board of directors, organize and lead production and operation of USAI in general.

Article 6.3 Responsibilities of general manager:

1.    Carrying out the board of directors' resolution.

2.    Organizing and leading the daily management of USAI.

3. Under the authorized scope from the board, signing agreements and documents on behalf of USAI, hiring and/or fairing employees and approving capital expenditure.

4. Attending board meeting and reporting operation information based on facts; preparing and making report of operation plan as required by board of directors.

5. Carrying out the other rights authorized by board of directors and the Chairman and bearing the related obligations.

Article 6.4 General manager is not allowed to participate in the other economic organization that competes with USAI or take part-time duty of the other economic entity before approved by board of directors.

Article 6.5 The board can dismiss general manager, vice-manager and other management staff immediately through board resolution if behaviors of fraudulence or negligence are found.

Article 6.6 Labor management and union management Personnel issues such as employment, resignation, labor protection, insurance, and labor discipline will be handled according to the "Regulations of Chinese Joint Venture labor Management" and relevant laws.

The employees of USAI are authorized to establish the basic labor union and to engage in labor activities according to "the Labor Law of People Republic of China" and "China Labor Union Regulations". USAI will provide the essential activity necessities for its labor union.

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CHAPTER 7 FINANCIAL MANAGEMENT AND FOREIGN EXCHANGE MANAGEMENT

Article 7.1 USAI's accounting policy will follow "Accounting policy for People's Republic of China Chinese-foreign Joint Venture and Cooperation".

Article 7.2 The Joint Venture's fiscal year is calendar year from Jan. 1 to Dec. 31.

Article 7.3 All certificates, documentaries, reports, and account book will be written in Chinese or in both Chinese and English.

Article 7.4 The joint venture's standard currency is Renminbi. The other currency can be used in keeping accounts and it should be converted into Renminbi using the foreign exchange rate quoted on the 1st of that month quoted by National Foreign Exchange Management Bureau. At the closing, gain or loss on foreign exchange due to the difference of exchange rate, the actual amount should be recorded as gain or loss of this year.

Article 7.5 The Joint Venture's financial audit will be done by accountant who is registered and allow to practice in China. The audit result will be reported to the board of directors and General Manager.

Article 7.6 The joint venture will open accounts in banks in Hubei province.

Article 7.7 The joint venture will follow the National Foreign Exchange Regulations to deal with related matters.

CHAPTER 8 DISSOLUTION, LIQUIDATION OF THE JOINT CAPITAL

Article 8.1 USAI can be dissolved under the following conditions:

      1. At least one party does not agree to continue this relationship when the joint venture term is expired,

      2. When the enterprise suffers a serious loss, and is unable to continue with its operation,

      3. Any party fails to fulfill the obligations under the contract and constitute of the joint venture resulted in the joint venture could not continue its operation,

      4. When the enterprise suffers a serious loss from natural disaster, war and similar majeure force causes and is unable to continue with its operation,

      5. The joint venture fails to achieve it operation goal. Also there is no advantaged future.

Article 8.2 The board of directors can propose a liquidation procedure, and organize a liquidation committee to carry out the procedure. During the period of

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liquidation, the liquidation committee will proceed against or response to proceedings on behalf of the joint venture. Any remaining assets will be distributed to all parties according to the original investment proportion after all debts are paid off. Dissolution will be declared upon liquidation finished.

Article 8.3 After dissolution, the books will be kept by HX.

CHAPTER 9 OTHERS

Article 9.1 Any revisions of the constitutions must be approved by the whole board and filed to the original approval government department to get approval.

Article 9.2 The constitutions will be interpreted based on its Chinese version.

Article 9.3 The constitutions will be in effect after the authorized representatives from all parties sign this document and getting the approval from the governing government department.

Article 9.4 The appendix of the constitution is the name list of directors. Any change, adjustment of the board must filet to the original government department.

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[CHINESE CHARACTERS]

(Stamp)

Signature:

Date:

Sensor System Solutions, Inc.
(Stamp)

Signature:

Date:

GREAT GENESIS HOLDINGS LIMITED
(Stamp)

Signature:

Date:

Appendix

Sino-Foreign Joint Venture
UNIVERSAL SENSOR APPLICATION INC.

Name list of Directors

  NAME              SEX     AGE      NATIONALITY      ID/PASSPORT       POSITION
  ----              ---     ---      -----------      -----------       --------
HANLIN CHEN          M      48          PRC         350203570121201     Chairman
MICHAEL YOUNG        M      47          USA         204802185           Director
QIZHOU WU            M      40          PRC         110108641222901     Director

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